EX 99.28(d)(12)

Amendment to

Investment Advisory

and Management Agreement

between

Curian Variable Series Trust

and Curian Capital, LLC

This Amendment is made by and between Curian Variable Series Trust, a Massachusetts business trust (“Trust”) and Curian Capital, LLC, a Michigan limited liability company (“Adviser”).

Whereas, the Trust and the Adviser are parties to an Investment Advisory and Management Agreement dated December 19, 2011 (“Agreement”).

Whereas, the parties have agreed to amend Schedule A and Schedule B of the Agreement to amend the following fund name (“Fund Name Change”):

Fund Name Change (effective March 1, 2012)

Curian/Invesco Balanced-Risk Commodities Fund to
Curian/Invesco Balanced-Risk Commodities Strategy Fund.

Now Therefore, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated March 1, 2012, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated March 1, 2012, attached hereto.

3.	This Amendment may be executed in two or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Trust have caused this Amendment to be executed as of March 15, 2012, dated as of March 1, 2012.

Curian Variable Series Trust	Curian Capital, LLC

By: /s/ Kelly L. Crosser	By: /s/ Michael A. Bell
Name: Kelly L. Crosser	Name: Michael A. Bell
Title: Assistant Secretary	Title: President and Chief Executive Officer

Schedule A
March 1, 2012
(List of Funds)

Curian Guidance – Maximize Income Fund
Curian Guidance – Balanced Income Fund
Curian Guidance – Rising Income Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Institutional Alt 100 Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Aggressive Fund
Curian Dynamic Risk Advantage – Income Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Invesco Balanced-Risk Commodities Strategy Fund
Curian/Nicholas Convertible Arbitrage Fund
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/The Boston Company Equity Income Fund
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund

A-1

Schedule B
March 1, 2012
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
Curian Guidance – Maximize Income Fund	All Assets	.20%
Curian Guidance – Balanced Income Fund	All Assets	.20%
Curian Guidance – Rising Income Fund	All Assets	.20%
Curian Guidance – Moderate Growth Fund	All Assets	.20%
Curian Guidance – Maximum Growth Fund	All Assets	.20%
Curian Guidance – Tactical Moderate Growth Fund	All Assets	.20%
Curian Guidance – Tactical Maximum Growth Fund	All Assets	.20%
Curian Guidance – Institutional Alt 65 Fund	All Assets	.20%
Curian Guidance – Institutional Alt 100 Fund	All Assets	.20%
Curian Tactical Advantage 35 Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian Tactical Advantage 60 Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian Tactical Advantage 75 Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian Dynamic Risk Advantage – Diversified Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian Dynamic Risk Advantage – Aggressive Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian Dynamic Risk Advantage – Income Fund	$0 to $1 billion Over $1 billion	.95% .90%
Curian/American Funds® Growth Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/AQR Risk Parity Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/Epoch Global Shareholder Yield Fund	$0 to $1 billion Over $1 billion	.70% .65%
Curian/FAMCO Covered Call Fund	$0 to $1 billion Over $1 billion	.60% .55%
Curian/Franklin Templeton Natural Resources Fund	$0 to $1 billion Over $1 billion	.80% .75%
Curian/Invesco Balanced-Risk Commodities Strategy Fund	$0 to $1 billion Over $1 billion	.75% .70%
Curian/Nicholas Convertible Arbitrage Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/PIMCO Credit Income Fund	$0 to $1 billion Over $1 billion	.50% .45%
Curian/PineBridge Merger Arbitrage Fund	$0 to $1 billion Over $1 billion	.85% .80%
Curian/The Boston Company Equity Income Fund	$0 to $1 billion Over $1 billion	.55% .50%
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund	$0 to $1 billion Over $1 billion	.90% .85%

B-1